Exhibit 10.3.1

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED PROPERTY MANAGEMENT AND LEASING AGREEMENT

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED PROPERTY MANAGEMENT AND LEASING AGREEMENT, (this “Amendment”) is made and entered into as of the 1st day of April, 2013, by and between CNL Healthcare Properties, Inc., a Maryland corporation, formerly known as CNL Healthcare Trust, Inc. (“CHP”), and CHP Partners, LP, a Delaware limited partnership, formerly known as CHT Partners, LP (“CHP Partner”) (CHP and CHP Partner, collectively, “Company”), and CNL Healthcare Manager Corp., a Florida corporation (“Manager”).

W I T N E S S E T H

WHEREAS, the parties previously entered into a First Amended and Restated Property Management and Leasing Agreement dated as of June 28, 2012, (the “Agreement”) and desire to amend certain provisions to correct a scrivener’s error; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

1.	Recitals. The recitals set forth above are true and correct and constitute a part of this Amendment.

2.	Amendment to Construction Management Fee. The first sentence of paragraph 4.B. of the Agreement shall be deleted in its entirety and amended and restated to read as follows:

In addition to the compensation paid to Manager under Section 4.A above, Owner shall pay to Manager a construction management fee in an amount equal to up to 5% of hard and soft costs associated with the initial construction or renovation of a property, or for management and oversight of expansion projects and other capital improvements which value exceeds (i) 10% of the initial purchase price of the property and (ii) one million dollars ($1,000,000.00).

3.	Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

4.	Modification/Amendment. This Amendment may only be amended and modified in a writing signed by all of the parties hereto.

5.	Execution of Amendment. A party may deliver executed signature pages to this Amendment by facsimile or electronic copy, which facsimile or electronic copy shall be deemed to be an original executed signature page. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.

6.	Ratification. The terms and provisions in the Advisory Agreement are deemed amended if and to the extent inconsistent with the terms of this Amendment. Otherwise, the terms and the provisions in the Advisory Agreement are hereby ratified and confirmed by the parties hereto. Except as modified herein, all other terms and conditions of the Advisory Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CNL HEALTHCARE PROPERTIES, INC.

By:	/s/ Holly Greer
Name:	Holly Greer
Title:	Senior Vice President

CHP PARTNERS, LP

By:	CHP GP, LLC, its general partner

By:	CNL Healthcare Properties, Inc., its
managing member

	By:	/s/ Holly Greer
	Name:	Holly Greer
	Title:	Senior Vice President

CNL HEALTHCARE MANAGER CORP.

By:	/s/ Stephen H. Mauldin
Name:	Stephen H. Mauldin
Title:	President